Exhibit 1.1

Execution Version

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(a Delaware limited partnership)

$350,000,000 6.750% Senior Notes due 2028

UNDERWRITING AGREEMENT

Dated: September 14, 2023

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

(a Delaware limited partnership)

$350,000,000 6.750% Senior Notes due 2028

UNDERWRITING AGREEMENT

September 14, 2023

J.P. Morgan Securities LLC

BofA Securities, Inc.

PNC Capital Markets LLC

Wells Fargo Securities, LLC

As Representatives of the

several Underwriters listed

in Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

114 West 47th Street

New York, New York 10036

c/o PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with J.P. Morgan Securities LLC, BofA Securities, Inc., PNC Capital Markets LLC, Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom J.P. Morgan Securities LLC, BofA Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC are acting as Representatives (in such capacity, collectively, the “Representatives”), with respect to the sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the principal amount of the Operating Partnership’s 6.750% Senior Notes due 2028 (the “Notes”) set forth opposite their respective names in Schedule A hereto, in an aggregate principal amount for all of the Underwriters equal to $350,000,000. The Notes will be fully and unconditionally guaranteed as to payment of the principal thereof, and premium, if any, and interest thereon (the “Guarantee,” and together with the Notes, the “Securities”) by Retail Opportunity Investments Corp., a Maryland corporation (the “Company”). The Securities will be issued pursuant to an indenture (the “Base Indenture”), dated as of December 9, 2013, among the Operating Partnership, as issuer, the Company, as guarantor, and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association, as trustee, the “Trustee”), as supplemented by a supplemental indenture, to be dated as of the Closing Time (together with the Base Indenture, the “Indenture”).

The Operating Partnership and the Company have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission promulgated under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3ASR (Nos. 333-264510 and 333-264510-01), including the related base prospectus, covering the registration of offers and sales of, among other securities, debt securities of the Operating Partnership (including the Notes), and guarantees of such debt securities by the Company (including the Guarantee), from time to time in accordance with Rule 415 of the 1933 Act Regulations. Such registration statement, and any post-effective amendment thereto, became effective upon filing with the Commission in accordance with Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this agreement (this “Agreement”), the Operating Partnership will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is referred to herein collectively as the “Registration Statement;” provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)). The final base prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the time of the execution and delivery of this Agreement, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system.

As used in this Agreement:

“Applicable Time” means 3:25 P.M. (New York City time) on September 14, 2023, or such other time as agreed by the Operating Partnership and the Representatives.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus (as defined below) issued prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission by the Operating Partnership or the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Operating Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference therein or otherwise deemed by the 1933 Act Regulations to be a part thereof or included therein at or after the execution and delivery of this Agreement.

The Operating Partnership and the Company understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the General Disclosure Package. The Operating Partnership and the Company acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

SECTION 1. Representations and Warranties.

(a)

Representations and Warranties by the Operating Partnership and the Company. The Operating Partnership and the Company, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agree with each Underwriter, as follows:

(i)

Registration Statement and Prospectuses. The Operating Partnership and the Company meet the requirements for use of the Registration Statement as an automatic shelf registration statement on Form S-3 under the 1933 Act. The Registration Statement became effective under the 1933 Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities have been and remain eligible for registration by the Operating Partnership and the Company, as applicable, on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of an automatic registration statement has been received by the Operating Partnership or the Company, no order preventing, suspending or objecting to the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for any of those purposes has been instituted or, to the Company’s knowledge, threatened by the Commission. The Operating Partnership and the Company have complied with each request (if any) from the Commission for additional information and there are no outstanding or unresolved comments from the Commission or its staff.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2) and at the Closing Time, complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”). Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission and at the Closing Time, complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and each preliminary prospectus, the Prospectus and any amendment or supplement thereto delivered to the Underwriters for use in connection with the offering and sale of the Securities was, is and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)

Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at the time of its effectiveness, at any deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2) or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third and fourth paragraphs under the heading “Underwriting (Conflicts of Interest)” contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)

Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Operating Partnership or the Company or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)

Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Operating Partnership or the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) as of the execution and delivery of this Agreement, each of the Operating Partnership and the Company is a “well-known seasoned issuer,” as defined in Rule 405.

(v)

Not Ineligible Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the earliest time after the original effectiveness of the Registration Statement that the Operating Partnership or the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (C) as of the execution and delivery of this Agreement (with such time of execution and delivery being used as the determination date for purposes of this clause (C)), neither the Operating Partnership nor the Company was or is an “ineligible issuer,” as defined in Rule 405.

(vi)

Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii)

Financial Statements; Non-GAAP Financial Measures. The financial statements (other than the financial statements of the businesses or properties acquired or proposed to be acquired) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company, the Operating Partnership and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company, the Operating Partnership and their respective consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. Any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations or any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable, in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)

No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock, $0.0001 par value per share, and regular quarterly distributions on the units of partnership interest in the Operating Partnership (“Units”), in each case in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to any of its Units.

(ix)

Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x)

Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the partnership power and authority under the Operating Partnership Agreement (as defined below) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes. The Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. A wholly-owned subsidiary of the Company (the “General Partner”) is the sole general partner of the Operating Partnership. The Second Amended and Restated Limited Partnership Agreement, dated September 27, 2013 (the “Operating Partnership Agreement”), has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the Company and the General Partner in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

(xi)

Good Standing of the Subsidiaries. Each “significant subsidiary” of the Company or the Operating Partnership (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is listed on Schedule C hereto, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of, or other ownership interest in, each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or the Operating Partnership, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of, or other ownership interest in, any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except for subsidiaries formed since the end of the most recent fiscal year, the only subsidiaries of the Operating Partnership and the Company are (A) the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xii)

Capitalization. The authorized capitalization of the Operating Partnership, if any, is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).

(xiii)	Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xiv)

Authorization and Enforceability of the Indenture. The Indenture has been duly qualified under the 1939 Act and, at the Closing Time, will have been duly authorized, executed and delivered by each of the Operating Partnership and the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xv)

Authorization and Enforceability of the Notes. The Notes, when issued, will be in the form contemplated by the Indenture, and, at the Closing Time, will have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and duly executed by the Operating Partnership, and, when authenticated and delivered in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

(xvi)

Authorization and Enforceability of the Guarantee. The Guarantee, when executed, will be in the form contemplated by the Indenture, and, at the Closing Time will have been duly authorized, executed and delivered by the Company and, when the Notes have been authenticated and delivered in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xvii)

Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)

Authorization of the Units. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company either directly or through wholly-owned subsidiaries, or limited partners of the Operating Partnership. All Units owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(xix)

Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Operating Partnership or the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xx)

Absence of Violations, Defaults and Conflicts. None of the Company, the Operating Partnership, and any of their respective subsidiaries is (A) in violation of its charter, bylaws, certificate of limited partnership, partnership agreement or other organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company, the Operating Partnership or any such subsidiary is subject (collectively, “Agreements and Instruments”), except, in the case of this clause (B), for such defaults that would not result in a Material Adverse Effect or as are described in the Registration Statement, the General Disclosure Package and the Prospectus, or (C) to the knowledge of the Company or the Operating Partnership, in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating

Partnership or any of their respective subsidiaries or any of their assets, properties or other operations (each, a “Governmental Entity”), except, in the case of this clause (C), for such violations that would not result in a Material Adverse Effect or as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. The execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company and the Operating Partnership with their respective obligations hereunder and thereunder: (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to the Agreements and Instruments (except, in the case of this clause (i), for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus), (ii) will not result in any violation of the provisions of the charter, bylaws, certificate of limited partnership, partnership agreement or other organizational documents of the Company, the Operating Partnership or any of their respective subsidiaries, and (iii) will not result in a violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of this clause (iii), for such violations that would not result in a Material Adverse Effect or as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

(xxi)

Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any of their respective subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which would result in a Material Adverse Effect.

(xxii)

Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein) or that, individually or in the aggregate, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would have a Material Adverse Effect.

(xxiii)

Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed or incorporated by reference as required.

(xxiv)

Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Operating Partnership or the Company of their respective obligations hereunder or under the Indenture or the Securities, in connection with the offering, issuance or sale of the Securities hereunder or for the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxv)

Possession of Licenses and Permits. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Company, the Operating Partnership and any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi)

Title to Property. (A) The Company, the Operating Partnership, their respective subsidiaries and any joint venture in which the Company, the Operating Partnership or any of their respective subsidiaries owns an interest (each, a “Related Entity”), as the case may be, have good and marketable fee title or leasehold interest to the portfolio properties (the “Portfolio Properties”) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned or held as a lessee, as the case may be, by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (1) as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (2) those which would not have a Material Adverse Effect; (B) each of the leases governing the Portfolio Properties is in full force and effect, with such exceptions as would not result in a Material Adverse Effect, and none of the Company, the Operating Partnership, any of their respective subsidiaries or any Related Entity or, to the knowledge of the Company or the Operating Partnership, any lessee of any of the Portfolio Properties is in default under any of such leases; (C) none of the Company, the Operating Partnership and any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not result in a Material Adverse Effect; and (D) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Portfolio Properties, except in any case where such action or proceeding would not have a Material Adverse Effect.

(xxvii)

Title Insurance. Title insurance in favor of the Company, the Operating Partnership, their respective subsidiaries or any Related Entity has been obtained with respect to each Portfolio Property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such Portfolio Property or (B) the cost of construction of such Portfolio Property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(xxviii)

Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the Portfolio Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership, any of their respective subsidiaries or any Related Entity, (B) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership, any of their respective subsidiaries or any Related Entity and (C) are not cross-collateralized to any property not owned by the Company, the Operating Partnership, any of the Subsidiaries or any Related Entity.

(xxix)

REIT Qualification. Commencing with its taxable year ended December 31, 2010, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxx)

Tax Treatment of the Operating Partnership. Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from its owner for federal income tax purposes from its formation or has made an election together with the Company to be treated as a taxable REIT subsidiary of the Company.

(xxxi)

Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership and any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company, the Operating Partnership and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of their respective subsidiaries; and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company, the Operating Partnership or any of their respective subsidiaries relating to Hazardous Materials on, in or under or originating from any Portfolio Property or any Environmental Laws.

(xxxii)

Accounting Controls and Disclosure Controls. The Company, the Operating Partnership and their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and their respective subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxiii)

Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or the Operating Partnership or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiv)

Payment of Taxes. Each of the Company, the Operating Partnership and their respective subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except in any case in which the failure to so file would not have a Material Adverse Effect, and has paid all taxes due thereon or otherwise due and payable, except for any tax that is currently being contested in good faith and for which adequate reserves have been provided, and no tax deficiency has been determined or threatened in writing to be determined adversely to any of the Company, the Operating Partnership or any such subsidiary which has had a Material Adverse Effect.

(xxxv)

Insurance. The Company, the Operating Partnership and their respective subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and, to the knowledge of the Company and the Operating Partnership, all such insurance is in full force and effect. The Company and the Operating Partnership have no reason to believe that they or any of their respective subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company, the Operating Partnership and any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvi)

Investment Company Act. Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxvii)

Absence of Manipulation. None of the Company, the Operating Partnership and any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(xxxviii)

Foreign Corrupt Practices Act. None of the Company, the Operating Partnership, their respective subsidiaries or, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (A) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (B) a violation by such persons of the Bribery Act 2010 of the United Kingdom (the “Bribery Act”), (C) the use by such persons of any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (D) the direct or indirect unlawful payment by such persons to any foreign or domestic government official or employee from corporate funds or (E) the making by such persons of a bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and the Operating Partnership and, to their knowledge, their respective affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxix)

Money Laundering Laws. The operations of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(xl)

Sanctions Laws. None of the Company, the Operating Partnership, any of their respective subsidiaries and, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and the Operating Partnership is currently subject to any sanctions administered by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or is located in any country or territory that is the subject of any Sanction. Neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries, joint venture partner or other person or entity, (A) for the purpose of financing the activities with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xli)

Cybersecurity. (A) To the knowledge of the Operating Partnership and the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company, the Operating Partnership or any of their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) the Company, the Operating Partnership, and their respective subsidiaries have no knowledge of any event or condition that would result in, a security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company, the Operating Partnership and their respective subsidiaries have implemented commercially reasonable controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data; except with respect to clauses (A) and (B), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or with respect to clause (C), where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

Officer’s Certificates. Any certificate signed by any officer of the Company or an authorized representative of the Operating Partnership delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Operating Partnership to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)

Sale of Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at a purchase price of 98.911% of the aggregate principal amount of the Notes, the principal amount of Notes set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)

Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the fifth (sixth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

The Notes shall be issued in book-entry only form through the facilities of The Depository Trust Company (“DTC”) and shall be represented by one or more global certificates in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Notes will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) one full business day prior to the Closing Time.

SECTION 3. Covenants of the Operating Partnership and the Company. The Operating Partnership and the Company, jointly and severally, covenant with each Underwriter as follows:

(a)

Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(c), will comply with the requirements of Rule 430B, and, will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission during the Prospectus Delivery Period (as defined below), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any new registration statement relating to the Securities, or notice of objection to the use of an automatic registration statement pursuant to Rule 401(g)(2), or the issuance of any order preventing, suspending or objecting to the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Operating Partnership or the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering and sale of the Securities. The Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if issued, to obtain the lifting thereof at the earliest possible moment.

(b)

Compliance with Filing Requirements. The Operating Partnership and the Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Operating Partnership and the Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c)

Continued Compliance with Securities Laws. The Operating Partnership and the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the 1939 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If, at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations would be) required by the 1933 Act to be delivered in connection with sales of the Securities (the “Prospectus Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or the 1939 Act, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that neither the Operating Partnership nor the Company shall file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Operating Partnership and the Company have given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; and the Operating Partnership and the Company will give the Representatives notice of their intention to make any such filing during the Prospectus Delivery Period and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Operating Partnership and the Company will furnish the Underwriters with such number of copies of any such amendment, supplement or document as the Underwriters may reasonably request.

(d)

Delivery of Registration Statements. The Operating Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)

Delivery of Prospectuses. The Operating Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Operating Partnership and the Company hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)

Renewal of Registration Statement. If immediately prior to the third anniversary of April 27, 2022 (such third anniversary, the “Renewal Deadline”) any of the Securities remain unsold by the Underwriters, the Operating Partnership and the Company will, prior to the Renewal Deadline, promptly notify the Representatives and file, if they have not already done so and are eligible to do so, an automatic shelf registration statement (as defined in Rule 405) relating to such Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline any of the Securities remain unsold by the Underwriters and the Operating Partnership and the Company are not eligible to file an automatic shelf registration statement, the Operating Partnership and the Company will, if they have not already done so, promptly notify the Representatives and file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable after the Renewal Deadline and promptly notify the Representatives of such effectiveness. The Operating Partnership and the Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating thereto. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(g)

Blue Sky Qualifications. The Operating Partnership and the Company will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Operating Partnership nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)

Rule 158. The Operating Partnership and the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)

Use of Proceeds. The Operating Partnership and the Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)

Stand-Off Agreement. Prior to the close of business on the first business day after the Closing Time, neither the Operating Partnership nor the Company will, without the prior written consent of the Representatives, offer to sell, enter into any agreement to sell, or sell, any United States dollar-denominated debt securities issued or guaranteed by either the Operating Partnership or the Company having a term of more than one year, other than the Securities.

(k)

Reporting Requirements. The Operating Partnership and the Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l)

Final Term Sheet. The Operating Partnership and the Company will prepare a final term sheet, in a form approved by the Representatives and set forth in Schedule D hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such rule (the “Final Term Sheet”). The Operating Partnership and the Company acknowledge that the Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(m)

Issuer Free Writing Prospectuses. The Operating Partnership and the Company agree that, unless they obtain the prior written consent of the Representatives, they will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Operating Partnership or the Company with the Commission or retained by the Operating Partnership or the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Operating Partnership and the Company represent that they have treated or agree that they will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that they have complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Operating Partnership and the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n)

REIT Requirements. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years ending on or after December 31, 2010, for so long as its board of directors deems it in the best interests of the Company to remain so qualified.

(o)

Operating Partnership Tax Status. The Operating Partnership will use its best efforts to ensure that it and each of its Subsidiaries that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from its owner for federal income tax purposes or has made an election together with the Company to be treated as a taxable REIT subsidiary of the Company.

(p)

Ineligibility to Use Automatic Shelf Registration Statement. If at any time when Securities remain unsold by the Underwriters the Operating Partnership or the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Operating Partnership and the Company will (i) promptly notify the Underwriters, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to the Underwriters, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Underwriters of such effectiveness. The Operating Partnership and the Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Operating Partnership or the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

SECTION 4. Payment of Expenses.

(a)

Expenses. The Operating Partnership and the Company, jointly and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the

Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee and its counsel, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, third party expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) all fees and expenses in connection with making the Securities eligible for clearance, settlement and trading through the facilities of DTC and (x) all fees payable in connection with the rating of the Securities by the rating agencies. It is understood, however, that, except as provided in this Section 4, Section 6 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

(b)

Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Operating Partnership and the Company shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c)	Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Operating Partnership and the Company may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Operating Partnership and the Company contained herein or in certificates of any officer of the Company or any authorized representative of the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Operating Partnership and the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)

Effectiveness of Registration Statement, etc. At the Closing Time, (i) the Registration Statement shall have become effective upon filing in accordance with Rule 462(e) and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Operating Partnership or the Company, (ii) each preliminary prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8), and no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued by the Commission or any other Governmental Entity, (iii) any material required to be filed by the Operating Partnership or the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 and (iv) the Operating Partnership shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)

Opinion of Counsel for the Operating Partnership and the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Clifford Chance US LLP, counsel for the Operating Partnership and the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)

Opinion of Maryland Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)

Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the laws of the State of Maryland, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e)

Officers’ Certificate. At the Closing Time, there shall not have occurred, since the execution and delivery of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, a Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and the Operating Partnership and of the chief financial or chief accounting officer of the Company and the Operating Partnership, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company and the Operating

Partnership set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing, suspending or objecting to the use of any preliminary prospectus or the Prospectus has been issued, and no proceedings for any of those purposes have been instituted or, to their knowledge, threatened by the Commission.

(f)

Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)

Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter or letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)

No Objection. If a filing with FINRA is required, then FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(i)	Indenture. The Operating Partnership, the Company and the Trustee shall have entered into the Indenture.

(j)

Securities. The Operating Partnership shall have duly executed the Notes, and the Company shall have duly executed the Guarantee of the Notes, in each case in the form required pursuant to the Indenture.

(k)

DTC. Prior to the Closing Time, the Operating Partnership and the Trustee shall have executed and delivered the Letter of Representations to DTC and at the Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(l)

No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement and prior to the Closing Time, (i) no downgrading in, or withdrawal of, the rating accorded the Securities or any other debt securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the 1934 Act, shall have occurred and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading).

(m)

Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)

Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)

Indemnification of Underwriters. The Operating Partnership and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Operating Partnership and the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any

amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse such person for any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)

Indemnification of the Operating Partnership and the Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Operating Partnership, the Company, the Company’s directors, the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)

Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable out of pocket costs of investigation. No indemnifying party shall, without the written consent of the indemnified party (not to be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership and the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Operating Partnership and the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership and the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Operating Partnership and the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Operating Partnership, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership and the Company, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section 7 shall not affect any agreement among the Operating Partnership and the Company with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or authorized representatives of the Operating Partnership submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Operating Partnership or the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a)

Termination. The Representatives may terminate this Agreement, by notice to the Operating Partnership and the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution and delivery of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq Stock Market, or (iv) if trading generally on the New York Stock Exchange, the NYSE Amex Equities, the Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either federal or New York authorities.

(b)

Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7, 8, 14, 15, 16 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a)

if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)

if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representatives or (ii) the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)

Notices to the Underwriters shall be directed to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081), Attention: Investment Grade Syndicate Desk; BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036 (fax: (212) 901-7881), Attention: High Grade Debt Capital Markets Transaction Management/Legal; PNC Capital Markets LLC, 300 Fifth Avenue, 10th Floor, Pittsburgh, Pennsylvania 15222 (fax: (412) 762-2760), Attention: Debt Capital Markets, Fixed Income Transaction Execution; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202 (fax: (704) 410-0326), email: tmgcapitalmarkets@wellsfargo.com, Attention: Transaction Management.

(b)

Notices to the Operating Partnership and the Company shall be given to them at Retail Opportunity Investments Corp., 11250 El Camino Real, Suite 200 San Diego, California 92130 (Fax: (858) 408-3668), Attention: Stuart A. Tanz and Michael B. Haines.

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Operating Partnership and the Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Operating Partnership and the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Operating Partnership and the Company or any of their respective subsidiaries, or their respective stockholders, unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Operating Partnership or the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Operating Partnership and the Company or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Operating Partnership or the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Operating Partnership and the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Operating Partnership and the Company have consulted their own business, legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Any review by the Representatives or any Underwriter of the Operating Partnership, the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Operating Partnership or the Company or any other person.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Operating Partnership and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Operating Partnership and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each of the Operating Partnership and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non- exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. Recognition of the U.S. Special Resolution Regimes.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	As used in this Section 17:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

a.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

b.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

c.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-

based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership and the Company, a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Operating Partnership and the Company in accordance with its terms.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

By: Retail Opportunity Investments GP, LLC, its general partner

By: Retail Opportunity Investments Corp., its sole member

By:	/s/ Michael B. Haines
Name:Michael B. Haines
Title:Chief Financial Officer

RETAIL OPPORTUNITY INVESTMENTS CORP.

By:	/s/ Michael B. Haines
Name:Michael B. Haines
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC
BOFA SECURITIES, INC.
PNC CAPITAL MARKETS LLC
WELLS FARGO SECURITIES, LLC

By: J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

By: BOFA SECURITIES, INC

By	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

By: PNC CAPITAL MARKETS LLC

By	/s/ Christian Percy
Name: Christian Percy
Title: Senior Associate

By: WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Securities
J.P. Morgan Securities LLC	$63,000,000
BofA Securities, Inc.	$56,000,000
PNC Capital Markets LLC	$56,000,000
Wells Fargo Securities, LLC	$56,000,000
KeyBanc Capital Markets Inc.	$35,000,000
U.S. Bancorp Investments, Inc.	$35,000,000
Regions Securities LLC	$28,000,000
M&T Securities, Inc.	$21,000,000

Total	$350,000,000

Sch. A-1

SCHEDULE B

Issuer Free Writing Prospectus

Final Term Sheet, dated September 14, 2023, substantially in the form of Schedule D.

Sch. B-1

SCHEDULE C

Significant Subsidiaries

Retail Opportunity Investments Partnership, LP

Retail Opportunity Investments GP, LLC

ROIC Washington, LLC

ROIC Oregon, LLC ROIC California, LLC

ROIC Crossroads GP, LLC

ROIC Crossroads LP, LLC

Terranomics Crossroads Associates, LP

Sch. C-1

SCHEDULE D

Filed Pursuant to Rule 433

Dated September 14, 2023

Supplementing the Preliminary Prospectus Supplement dated

September 14, 2023 and the Prospectus dated April 27, 2022

Registration Nos. 333-264510 and 333-264510-01

Retail Opportunity Investments Partnership, LP

Final Term Sheet

Issuer:	Retail Opportunity Investments Partnership, LP

Guarantor:	Retail Opportunity Investments Corp.

Size:	$350,000,000

Maturity:	October 15, 2028

Settlement Date:	September 21, 2023 (T+5)

Coupon:	6.750%

Price:	99.511% of principal amount plus accrued interest if settlement occurs after the Settlement Date

Yield to maturity:	6.864%

Spread to Benchmark Treasury:	T + 245 basis points

Benchmark Treasury:	4.375% due August 31, 2028

Benchmark Treasury Price and Yield:	99-26+ / 4.414%

Interest Payment Dates:	April 15 and October 15, commencing April 15, 2024

Optional Redemption:

Prior to September 15, 2028 (one month prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (including interest accrued to, but excluding, the redemption date) discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points less (b) interest accrued to, but excluding, the redemption date; and

Sch. D-1

(2)   100% of the principal amount of the Notes to be redeemed

, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Joint Book-Running Managers:	J.P. Morgan Securities LLC BofA Securities, Inc. PNC Capital Markets LLC Wells Fargo Securities, LLC KeyBanc Capital Markets Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	M&T Securities, Inc. Regions Securities LLC

CUSIP / ISIN:	76132F AC1 / US76132FAC14

Ratings*:	[Intentionally omitted]

Minimum denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Other Provisions:	References to “capitalized leases” in the definitions of “Secured Debt” and “Undepreciated Real Estate Assets” in “Description of the Notes and Guarantee—Certain Covenants” in the preliminary prospectus supplement are intended to refer to “financing leases.”

*	Note: A Securities rating is not a recommendation to buy, sell or hold Securities and may be revised or withdrawn at any time.

The issuer and guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you make a decision to invest, you should read the prospectus in that registration statement, the applicable prospectus supplement for this offering and other documents the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan collect at (212) 834-4533; BofA Securities, Inc. toll-free at (800) 294-1322; PNC Capital Markets LLC toll-free at (855) 881-0697 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Sch. D-2